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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-77302, 33-83606, 33-77304, 33-93324, 333-06847, 333-06845,
333-67771, 333-67773, 333-67777 and 333-38308) pertaining to the eBT
International, Inc. 1993 Stock Purchase Plan, 1993 Stock Incentive Plan, 401(k) Plan, 1996 Non-employee Director Plan and 1996 Stock Incentive Plan and in the Registration Statements (Form S-3 Nos. 333-12695 and 333-69259) of eBT International, Inc. and in the related Prospectus of our report dated March 2, 2001, except for Note 16, as to which the date is April 23, 2001, with respect to the consolidated financial statements and schedule of eBT International, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2001.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2001